                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Martek Biosciences Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      The 2000 Annual Meeting of Stockholders of Martek Biosciences Corporation will be held at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland on Thursday, March 16, 2000, at 11:00 a.m. for the following purposes:


      1. To elect three members of the Board of Directors for the term expiring at the 2003 Annual Meeting of Stockholders;


      2. To consider and act upon such other business as may properly come before the meeting.


      Only stockholders of record at the close of business on January 27, 2000 are entitled to notice of and to vote at the meeting.


      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. THE PERSON EXECUTING THE PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.


      ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.


                                     By Order of the Board of Directors

                                     /s/ STEVE DUBIN

                                     STEVE DUBIN
                                     Secretary

Columbia, Maryland
February 7, 2000

                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 16, 2000



      This Proxy Statement is furnished on or about February 7, 2000 to stockholders of Martek Biosciences Corporation (the "Corporation"), 6480 Dobbin Road, Columbia, Maryland 21045, in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Thursday, March 16, 2000 beginning at 11:00 A.M. local time at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure. The proxy solicitation materials were mailed on or about February 7, 2000 to all stockholders of record on January 27, 2000.

      The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone or telecopy by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

      At the close of business on January 27, 2000, there were 16,517,364 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on January 27, 2000 will be entitled to vote at the meeting, and each share will have one vote.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


      The Board is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, three directors for the term expiring at the 2003 Annual Meeting of Stockholders are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board named below. All such nominees are currently directors of the Corporation. There is no nominating committee of the Board.

      Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend.

      The following table presents information concerning persons nominated for election as directors of the Corporation and for those directors whose term of offices will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held. For additional information concerning the nominees for director, including stock ownership and compensation see "Beneficial Ownership of Common Stock" and "Compensation."

NOMINEES FOR ELECTION AS A DIRECTOR FOR TERMS EXPIRING IN 2003:

Gordon S. Macklin..................   Member - Audit Committee.
Age 71                                Mr. Macklin serves as a director for White Mountains Insurance Group, LTD, MCI
                                      WorldCom., MedImmune, Inc. (biotechnology), Spacehab, Inc. (aerospace technology)
                                      and director, trustee, managing general partner, as the case may be, for 47 of the investment companies in the Franklin Templeton Group of Funds; formerly
                                      Chairman, White River Corporation (financial services)(until 1998), Chairman,
                                      Hambrecht and Quist Group (financial services)(until 1992), and President,
                                      National Association of Securities Dealers, Inc. (until 1987). Mr. Macklin has been a director of the Corporation since November, 1998.

Richard J. Radmer, Ph.D............   Dr. Radmer, a founder of Martek, has served since 1985 as a director and
Age 57                                as President and Chief Scientific Officer of the Company. Prior to 1985, he
                                      worked for 17 years at Martin Marietta Corp. where he headed the Biosciences
                                      Department which performed research to develop new products from microalgae, among other activities. He has served as an Adjunct associate Professor and
                                      Associate Member of the Graduate Faculty at the University of Maryland. Dr.
                                      Radmer received a Ph.D. in biology, an M.S. in botany and a B.S. in biochemistry from the University of Chicago. He completed his Ph.D. studies while in residence at Harvard University.

William D. Smart...................   Member - Compensation Committee.
Age 73                                From 1955 until his retirement in 1987, Mr. Smart served in a variety of capacities for Abbott Laboratories, a pharmaceutical and healthcare company, most recently as President of Ross Laboratories, the nutritional products division of
                                      Abbott Laboratories, and Corporate Vice President of Abbott Laboratories. Mr.
                                      Smart has been a director of the Corporation since 1991.


DIRECTORS CONTINUING IN OFFICE:

Jules Blake, Ph.D..................   Member - Audit Committee.
Age 75                                Dr. Blake served as Vice President of Research and Development, and later Vice
                                      President, Corporate Scientific Affairs, for Colgate-Palmolive from 1973 until
                                      1989. Following his retirement in 1989, Dr. Blake accepted an appointment as
                                      Industrial Research Institute Fellow at the Office of Science and Technology
                                      Policy, Executive Office of the President, where he served until 1991. Dr. Blake also serves as a director for Gene Logic, Inc. and Procyte Corporation. Dr. Blake
                                      has been a director of the Corporation since 1990. Term expires in 2002.

Henry Linsert, Jr..................   Term expires in 2002.
Age 59                                Mr. Linsert joined Martek as Chairman of the Board in 1988 and became Chief
                                      Executive Officer in 1989. From 1987 to 1988 he was primarily engaged as
                                      President of American Technology Investments Corp. ("ATI"), a consulting company specializing in the development and financing of early stage companies in the
                                      Mid-Atlantic area. He was President and Chief Executive Officer of Suburban
                                      Capital Corporation, a venture capital subsidiary of Sovran Financial Corporation
                                      (now Bank of America), from 1983 to 1987. Prior to 1983, Mr. Linsert was Vice
                                      President of Inverness Capital Corporation, a small business investment company, and Vice President of First Virginia Bank. He also served as a Captain in the
                                      U.S. Marine Corps and as an artillery officer in Vietnam. He received an M.A. in economics from George Washington University and a B.A. from Duke University.

Ann L. Johnson, M.D................   Member - Compensation Committee.
Age 63                                Dr. Johnson has served as a physician on the neonatology staff of Mills
                                      Peninsula  Hospital since 1992. Dr. Johnson has a private practice in psychiatry and psychopharmacology. Dr. Johnson has been a director of the Company since
                                      March 1995. Term expires in 2002.

Sandra Panem, Ph.D.................   Member - Audit Committee.
Age 53                                Dr. Panem is the former President of Vector Fund Management, L.P. ("VFM") and was
                                      responsible for running the day-to-day operations for the Vector Later-Stage
                                      Equity Fund, L.P. and Vector Later-Stage Equity Fund II, L.P. which focused on later-stage companies. Prior to joining VFM, she served as Vice President and
                                      Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining
                                      Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital,
                                      a fund focused on early and later-stage life sciences and technology investments.
                                      Dr. Panem has been a director of the Company since May 1995. Prior to that time, she served as a director from June 1990 until February 1993. Dr. Panem also serves as a director for StressGen Technologies, Inc. and Synaptic Pharmaceutical
                                      Corporation. Term expires in 2002.

Douglas J. MacMaster, Jr...........   Member - Compensation Committee.
Age 69                                Mr. MacMaster served in various management positions at Merck & Co., Inc. from
                                      1961 to 1988, at which time he was appointed Senior Vice President responsible for ten divisions, including Manufacturing and Technology, and Pharmaceutical
                                      Manufacturing. Mr. MacMaster retired from Merck in 1991 and currently serves as a director for American Precision Industries, Inc., Neose Technologies, Inc. and
                                      Stratton Mutual Funds. Mr. MacMaster has been a director of the Corporation since
                                      1993. Term expires in 2001.

John H. Mahar......................   Member - Compensation Committee.
Age 65                                Mr. Mahar has served as President of Hillside Management, a consulting firm, since 1992. From 1991 to 1992, Mr. Mahar was a Vice President at Salomon Brothers
                                      Inc. serving as a principal for the Venture Capital Fund. From 1985 to 1991, Mr.
                                      Mahar was Executive Vice President and Chief Operating Officer of Elf
                                      Technologies, Inc., a venture capital firm. Mr. Mahar was reelected as a director of the Corporation in February 1993. Prior to that time, he served as a director of the Corporation from 1988 until 1991. Term expires in 2001.

Eugene H. Rotberg..................   Member - Audit Committee.
Age 70                                Since 1990, Mr. Rotberg has been an independent advisor to international development and financial institutions. From 1987 to 1990, Mr. Rotberg was
                                      Executive Vice President and a member of the Executive Committee at Merrill Lynch
                                      & Co., Inc. From 1969 to 1987, Mr. Rotberg was Vice President and Treasurer of
                                      the World Bank. Mr. Rotberg has been a director of the Corporation since 1992.
                                      Term expires in 2001.


BOARD COMMITTEES

      The Board has established a Compensation Committee and an Audit Committee.

      The Compensation Committee of the Board has the authority and performs all the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation. The Compensation Committee also administers the Company's 1986 Stock Option Plan, as amended and restated in 1992, and the Company's 1997 Stock Option Plan (collectively the "Option Plan"). This Committee met five times during fiscal 1999. During the fiscal year ended October 31, 1999, the Compensation Committee consisted of Messrs. MacMaster, Mahar, and Smart and Dr. Johnson.

      The Audit Committee reviews the internal accounting and internal control procedures of the Corporation, consults with the Corporation's independent accountants and reviews the plan and scope of their audits as well as their findings and recommendations upon completion of the audit. During the fiscal year ended October 31, 1999, the Audit Committee consisted of Dr. Blake, Mr. Macklin, Mr. Rotberg and Dr. Panem and met twice.

ATTENDANCE AT MEETINGS

      In addition to Committee meetings, during fiscal 1999, the Board held six meetings. All directors of the Corporation, except Mr. Macklin, attended 75% or more of all Board meetings and Committee meetings on which each director served. Mr. Macklin attended 83% of the Board meetings and did not attend either of the audit committee meetings held in fiscal 1999.


DIRECTORS' FEES

      Each director who is not an employee of the Corporation receives an annual retainer of $10,000, plus expenses. These directors are also eligible to receive options under the Company's Option Plan. Currently, each eligible director receives each year options to purchase 10,000 shares of stock on the day of the Corporation's Annual Meeting of Stockholders, provided he or she has served as a Director of the Corporation for at least one year as of such Annual Meeting of Stockholders or otherwise has received Board approval for the grant. In addition, each newly elected director receives options to purchase 10,000 shares of the Corporation's Common Stock upon joining the Board. Directors may also be compensated for special assignments delegated by the Board. In the year ended October 31, 1999 each director, other than Mr. Linsert and Dr. Radmer, received options resulting from their service as a Director to purchase 10,000 shares at $6.25 per share under the Option Plan. All option grants to Directors are granted at the closing price for the Corporation's Common Stock as reported on the NASDAQ Stock Market on the day prior to the date of grant.


SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended October 31, 1999, all such filing requirements were met.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information as of January 20, 2000 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock of each person who is known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, each director and nominee, each Named Executive Officer (as defined below), and all directors and executive officers as a group:

NAME AND ADDRESS OF                                                 SHARES BENEFICIALLY
BENEFICIAL OWNERS                                                         OWNED (1)                 PERCENTAGE OF CLASS
-------------------                                                 -------------------             -------------------
State of Wisconsin Investment Board
  121 East Wilson Street
  Madison, WI 53707...............................................     2,227,612 (2)                    13.38%

Bank America Corporation
  100 North Tryon Street
  Charlotte, NC 28255.............................................     1,531,879 (3)                     9.27%

The College Retirement Equities Fund
  730 Third Avenue
  New York, NY 10017..............................................     1,283,650                         7.77%

Eastbourne Capital Management, L.L.C.
  1101 Fifth Avenue, Suite 160
  San Rafael, California 94901....................................     1,199,861 (4)                     7.21%

George W. Haywood
  642 Second Street
  Brooklyn, New York 11215........................................     1,107,584 (5)                     6.67%

Henry Linsert, Jr.................................................       467,290 (6)                     2.79%

Richard J. Radmer, Ph.D...........................................       520,000 (7)                     3.13%

Steve Dubin.......................................................       198,500 (8)                     1.19%

David J. Kyle, Ph.D...............................................       253,165 (9)                     1.52%

NAME AND ADDRESS OF                                                 SHARES BENEFICIALLY
BENEFICIAL OWNERS                                                         OWNED (1)                 PERCENTAGE OF CLASS
-------------------                                                 -------------------             -------------------
Thomas C. Fisher..................................................      203,505 (10)                     1.19%

Jerome C. Keller..................................................      181,000 (11)                     1.22%

Peter L. Buzy.....................................................       46,000 (12)                       *

Jules Blake, Ph.D.................................................       31,455 (13)                       *

Ann L. Johnson, M.D...............................................       28,500 (14)                       *

Gordon S. Macklin.................................................       71,143 (15)                       *

Douglas J. MacMaster..............................................       38,500 (16)                       *

John H. Mahar.....................................................       29,350 (17)                       *

Sandra Panem, Ph.D................................................       33,000 (18)                       *

Eugene H. Rotberg.................................................       70,250 (19)                       *

William D. Smart..................................................       67,000 (20)                       *

All Executive Officers and Directors
as a group (15 persons)...........................................    2,238,658                          12.64%


--------------------
*     Less than one percent.

  (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 20, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

  (2) Includes currently exercisable warrants to purchase 132,903 shares.

  (3) Bank America Corporation shares voting and dispositive power with respect to these shares and Nationsbanc Capital Corporation shares voting and dispositive power with respect to 972,432 of such shares.

  (4) Includes currently exercisable warrants to purchase 116,289 shares.

  (5) Includes currently exercisable warrants to purchase 99,677 shares.

  (6) Includes currently exercisable options and options exercisable within 60 days of January 20, 2000, to purchase 242,000 shares.

  (7) Includes 175,000 shares owned by Dr. Radmer's wife, 225,000 shares owned by the Radmer Family L.P., and currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 120,000 shares. Excludes 59,300 shares owned by other members of Dr. Radmer's family, and Dr. Radmer disclaims beneficial ownership of those shares.

  (8) Includes currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 125,000 shares.

  (9) Includes currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 126,100 shares.

 (10) Includes currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 145,000 shares.

 (11) Includes currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 178,000 shares.

 (12) Consists of currently exercisable options and options exercisable within 60 days of January 20, 2000 to purchase 46,000 shares.

 (13) Includes currently exercisable options to purchase 28,500 shares.

 (14) Includes currently exercisable options to purchase 27,500 shares.

 (15) Includes currently exercisable options to purchase 20,000 shares.

 (16) Includes currently exercisable options to purchase 28,500 shares.

 (17) Consists of currently exercisable options to purchase 29,350 shares.

 (18) Includes currently exercisable options to purchase 27,500 shares.

 (19) Includes currently exercisable options to purchase 28,500 shares.

 (20) Includes currently exercisable options to purchase 28,500 shares.

                                  COMPENSATION



EXECUTIVE COMPENSATION

      The table below sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended October 31, 1999, 1998 and 1997 of (i) the Chief Executive Officer and (ii) the five other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 (the "Named Executive Officers").




                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                   ----------------------
                                                ANNUAL COMPENSATION                        AWARDS
                                                -------------------                        ------
NAME AND
PRINCIPAL                                                                          SECURITIES UNDERLYING             ALL OTHER
POSITION                    YEAR          SALARY ($)          BONUS ($) (1)             OPTIONS (#)              COMPENSATION ($)
--------                    ----          ----------          -------------             -----------              ----------------
Henry Linsert, Jr.,         1999            235,000             32,900                     210,000                     --
Chief Executive             1998            230,875               --                        30,000                     --
Officer                     1997            217,500               --                        50,000                     --

David J. Kyle,              1999            157,000             21,980                      67,750                     --
Sr. Vice President,         1998            154,375               --                        20,000                     --
Research and                1997            145,833               --                        40,000                     --
Development

Thomas C. Fisher,           1999            152,000             21,280                      90,000                  3,198 (2)
Sr. Vice                    1998            149,375               --                        20,000                  5,167 (2)
President, Operations       1997            142,500               --                        40,000                  3,900 (2)

Steve Dubin,                1999            152,000             21,280                      65,000                     --
Sr. Vice President,         1998            147,250               --                        20,000                     --
Business Development,       1997            130,500               --                        40,000                     --
General Counsel,
and Secretary

Jerome C. Keller,           1999            152,000             21,280                      40,000                     --
Sr. Vice President,         1998            140,000               --                        20,000                     --
Sales and                   1997             11,846               --                       150,000                     --
Marketing (3)

Peter L. Buzy,              1999            147,500             21,280                      40,000                     --
Chief Financial             1998             96,833               --                        50,000                 55,348 (5)
Officer (4)


------------------
(1) All Named Executive Officers received bonuses based on performance in fiscal 1999 pursuant to the Corporation's Management Cash Bonus Incentive Plan (the "Bonus Plan"). See the Report on Executive Compensation below for a description of the Bonus Plan.

(2)   Consists of payments to Mr. Fisher to cover certain commuting expenses.

(3)   Mr. Keller joined the Corporation in September, 1997.

(4)   Mr. Buzy joined the Corporation in March, 1998.

(5)   Consists of payments to Mr. Buzy to cover certain moving expenses.

OPTION GRANTS IN LAST FISCAL YEAR

      Shown below is information on grants to the Corporation's Chief Executive Officer and the Named Executive Officers of stock options pursuant to the Option Plan during the year ended October 31, 1999.


                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL RATES
                                                                                                        OF STOCK PRICE APPRECIATION
                                                      INDIVIDUAL GRANTS                                     FOR OPTION TERM (3)
                       ----------------------------------------------------------------------      --------------------------------
                                                PERCENTAGE OF
                              NUMBER OF         TOTAL OPTIONS
                             SECURITIES          GRANTED TO      EXERCISE OR
                             UNDERLYING         EMPLOYEES IN     BASE PRICE        EXPIRATION
NAME                   OPTIONS GRANTED (#)(1)  FISCAL YEAR 1999  ($/SH) (2)           DATE          5% ($)            10% ($)
------------------     ----------------------  ----------------  -----------       ----------      -------            -------
Henry Linsert, Jr.         210,000                24.4              6.25             3/11/09       825,424           2,091,787

Thomas C. Fisher            90,000                10.5              6.25             3/11/09       353,753             896,480

David J. Kyle               67,750                 7.9              6.25             3/11/09       266,298             674,850

Steve Dubin                 65,000                 7.6              6.25             3/11/09       255,488             674,458

Jerome C. Keller            40,000                 4.7              6.25             3/11/09       157,224             398,436

Peter L. Buzy               40,000                 4.7              6.25             3/11/09       157,224             398,436

----------------
(1) Options become exercisable ratably beginning six months from the date of grant through four years from the date of grant.

(2)   Options were granted at the market price on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price increases from the respective dates of grant in fiscal 1999 to the respective dates of expiration of such options in 2009 of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      Shown below is information with respect to the exercise of options to purchase the Corporation's Common Stock during fiscal 1999 under the Option Plan and unexercised options held under the Option Plan on October 31, 1999.

                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                                                 HELD AT OCTOBER 31, 1999(#)            AT OCTOBER 31, 1999($)(1)
                                                              --------------------------------       -------------------------------
                              SHARES
                             ACQUIRED            VALUE
NAME                      ON EXERCISE(#)      REALIZED($)     EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----                      --------------      -----------     -----------        -------------       -----------       -------------
Henry Linsert, Jr.                 --                 --         176,000           214,000              78,750              315,000

Thomas C. Fisher                   --                 --         110,000           105,000              33,750              135,000

David J. Kyle                  25,000             17,188          95,550            87,200              25,406              101,625

Steve Dubin                        --                 --          95,000            85,000              24,375               97,500

Jerome C. Keller                   --                 --         166,000            44,000              15,000               60,000

Peter L. Buzy                      --                 --          28,000            62,000              15,000               60,000

--------------------
(1) Total value of unexercised options is based on the closing price of the Corporation's Common Stock of $8.125 per share on October 31, 1999.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Mr. Linsert, Dr. Radmer and Dr. Kyle in May 1990. The agreement with Mr. Linsert provides for an annual salary of $120,000, which is subject to normal periodic review. In 1998, the Board of Directors voted to increase Mr. Linsert's base annual salary to $235,000. This agreement does not have a fixed term but can be terminated with six months written notice by either Mr. Linsert or the Company. This agreement also prohibits Mr. Linsert from engaging in activities competitive with those of the Company during the period of Mr. Linsert's employment and for one year after leaving the employ of the Company. The agreements with Drs. Radmer and Kyle initially provided for an annual salary of $86,000 and $55,000, respectively, subject to normal yearly adjustments. These agreements provide for a two-year initial term with respect to Dr. Radmer and a one-year initial term for Dr. Kyle which are extended automatically for successive one year periods and can be terminated upon six months written notice given prior to the end of such successive one year periods by either the Corporation or Drs. Radmer and Kyle, respectively. In 1998, the Board voted to increase both Dr. Kyle's and Dr. Radmer's base annual salary to $157,000. In March 1998, the Company entered into an employment agreement with Mr. Buzy that provides for an annual salary of $140,000 and includes a relocation reimbursement of up to $65,000. The agreement has a three year term, provides for normal periodic reviews and includes a severance fee of up to eighteen months salary. The agreement provides for a reduction of the severance fee by one twelfth for each month that Mr. Buzy's length of employment exceeds twenty four months. In March, 1999, the Board voted to increase Mr. Buzy's salary to $152,000.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      During 1999, Ann L. Johnson, M.D., Douglas J. MacMaster, Jr., John H. Mahar and William D. Smart served as members of the Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or a board committee member of the Company.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

      Decisions on compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board. No member of the Compensation Committee is an employee of the Corporation. Douglas J. MacMaster Jr., John H. Mahar, William D. Smart and AnnL. Johnson served as members of the Compensation Committee for the entire fiscal year 1999. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed by its full Board, except for decisions concerning grants under the Option Plan.


COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

      The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as the other senior executives is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the biosciences industry. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Corporation's success in achieving certain annual performance measures, as well as individual performance. The Board and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock options to executive officers under the Option Plan.

      COMPENSATION DEDUCTIBILITY POLICY. Under Section 162 (m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162 (m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162 (m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Corporation.

      The following describes in more specific terms the three elements of compensation that implement the Committee's compensation policies reported for fiscal 1999:

      BASE SALARY. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary level for each of the Named Executive Officers and other senior executives. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Compensation Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

      MANAGEMENT CASH BONUS INCENTIVE PLAN. The Compensation Committee administers the Bonus Plan, which was instituted in 1993 and is designed to compensate key management personnel for reaching certain performance milestones and to aid the Corporation in attracting, retaining and motivating personnel required for the Corporation's continued growth. The size of the pool of funds available to be paid to eligible participants under the Bonus Plan is set by the Compensation Committee, subject to approval by the Board, as a percentage of the combined annual salaries of eligible participants. The size of the pool is based on a review of the Company's performance for the previous year as it relates to the corporate performance objectives set at the beginning of that year. Bonuses will be paid to eligible participants during the first quarter of the following fiscal year based upon the results of individual performance measured against individual objectives set at the beginning of the year. Currently, Messrs. Linsert, Radmer, Fisher, Dubin, Kyle, Keller, Buzy and other senior executives are eligible to participate in the Bonus Plan.

      For fiscal year 1997, $10,000 was paid under the Bonus Plan to key management personnel other than a named executive officer, representing 0.9% of all cash compensation paid to the Corporation's senior management. No payments were made under the bonus plan in fiscal 1998. In fiscal 1999, $201,898 was paid under the Plan, representing 12% of all cash compensation paid to the Corporation's senior management.

      LONG TERM COMPENSATION THROUGH STOCK OPTIONS. Prior to fiscal 1997, the Corporation had made grants under its Option Plan to provide long-term incentives tied to increases in equity value. In fiscal 1997, this practice continued, but options were granted under the Corporation's 1997 Stock Option Plan. Both plans are referred to herein as the "Option Plan". The Option Plan is administered by the Compensation Committee. Options granted in fiscal 1999 had exercise prices ranging from $6.25 to $9.625 per share representing the fair market value of the Corporation's Common Stock at the time of the grants. Options granted under the Option Plan vest over varying terms as determined by the Committee at the time of grant. Individual option grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer and the Compensation Committee's own deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority.

      OTHER COMPENSATION PLANS. The Company maintains a defined contribution plan (the "401(k) Plan") which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation's senior executives are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $10,000 in 1999). All amounts deferred under the 401(k) Plan's salary reduction feature by a participant vest immediately in the participant's account while contributions made by the Company vest over a five year period in the participant's account. While the Company may make "matching contributions" equal to a discretionary percentage, to be determined by the Company, of a participant's salary reductions, the Company has never made such contributions and has not yet determined whether to make such matching contributions in the future.

MR. LINSERT'S 1999 COMPENSATION

      Mr. Linsert generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and long-term equity-linkedcompensation. To date, he has received 615,000 options under the Option Plan. The Committee's general approach in setting Mr. Linsert's compensation is not only to be competitive with other companies in the industry, but also to have up to one-third of his total compensation based upon the Corporation's performance.

                                        Submitted by the
                                        Members of the Compensation Committee

                                        Ann L. Johnson, M.D.
                                        Douglas J. MacMaster, Jr.
                                        John H. Mahar
                                        William D. Smart

                                PERFORMANCE GRAPH

      The following graph sets forth the Corporation's total cumulative stockholder return as compared to the NASDAQ Composite Index and the Hambrecht &Quist Biotechnology Index for the period beginning October 31, 1994 and ending October 31, 1999. Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Corporation, the stocks represented in the NASDAQ Composite Index and the Hambrecht &Quist Biotechnology Index, respectively. Total return assumes reinvestment of dividends; the Corporation has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future stock performance.




                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG MARTEK BIOSCIENCES CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

          10/94     10/95     10/96     10/97     10/98     10/99
MARTEK      100       213       239       124        86        62

H&Q         100       139       158       162       192       344

NASDAQ      100       135       159       209       234       364

* $100 INVESTED ON 10/31/94 IN STOCK OR INDEX.
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING OCTOBER 31.

                                VOTING PROCEDURES

      Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Corporation at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

      Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                              INDEPENDENT AUDITORS

      The accounting firm of Ernst & Young LLP has acted as the Corporation's independent auditors for the year ended October 31, 1999 and has been selected by the Board to act as such for 2000. Representatives of Ernst & Young LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

      All stockholder proposals intended to be included in the Corporation's 2001 proxy must be received by the Corporation no later than October 11, 2000 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

      All stockholder proposals intended to be presented at, but not included in the Corporation's proxy statement for, the 2001 Annual Meeting of the Corporation must be received by the Corporation no later than December 26, 2000.


                                  OTHER MATTERS

      Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.



                                           By Order of the Board of Directors

                                           /s/ STEVE DUBIN

                                           Steve Dubin
                                           Secretary

                                REVOCABLE PROXY
                         MARTEK BIOSCIENCES CORPORATION

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 16, 2000

      The undersigned holder of the Common Stock of Martek Biosciences Corporation (the "Corporation") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated February 7, 2000 and hereby constitutes and appoints Henry Linsert, Jr. and Steve Dubin or each of them acting singularly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, March 16, 2000 and at any adjournment or adjournments thereof.

                                                              ------------------
Please be sure to sign and date this Proxy in the box below.  Date
--------------------------------------------------------------------------------


-------Stockholder sign above---------------Co-holder (if any) sign above-------


                                                                WITH-   FOR ALL
                                                         FOR     HOLD    EXCEPT

The proxies are instructed to vote as follows:           [ ]     [ ]       [ ]

Proposal 1: Election of Class I Directors.

GORDON S. MACKLIN, RICHARD J. RADMER, PH. D. AND WILLIAM D. SMART

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------



      Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors and in the best discretion of the proxy holders as to any other matters.

      Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate.


-   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.  -

                         MARTEK BIOSCIENCES CORPORATION

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                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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